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                          EXHIBIT 23a

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 29, 1996, incorporated by reference in Poe & Brown, Inc.'s Form 10-K for the year ended December 31, 1995, and to all references to our firm included in this registration statement.

                                /s/ Arthur Andersen LLP

Orlando, Florida
   October 25, 1996

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                          EXHIBIT 23b

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Poe & Brown Stock Performance Plan of Poe & Brown, Inc. of our report dated January 28, 1995, except for the last paragraph of Note 2, as to which the date is March 1, 1995, with respect to the consolidated financial statements and schedule of Poe & Brown, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP

Tampa, Florida
October 25, 1996